EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Berry Allen - Investor Relations
E-Mail: beallen@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS EARNINGS FOR THE SECOND QUARTER OF 2016

CHICAGO, July 20, 2016 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced 2016 second quarter net income available to common stockholders of $41.4 million, or $0.56 per diluted common share, compared to $37.1 million, or $0.50 per diluted common share, last quarter and $39.0 million, or $0.52 per diluted common share, in the second quarter a year ago.

KEY ITEMS

Growth in Operating Earnings for the Quarter

Operating earnings increased by $3.0 million, or $0.04 per diluted common share, compared to last quarter and $3.1 million, or $0.05 per diluted common share, compared to the second quarter of last year.

The following table presents a reconciliation of net income to operating earnings (in thousands):

				Six Months Ended
				June 30,
	2Q16	1Q16	2Q15	2016	2015
Net income - as reported	$43,412	$39,114	$40,952	$82,526	$75,063
Non-core items adjustment:
Non-core items	2,454	3,335	1,325	5,789	9,935
Income tax expense on non-core items	1,003	577	526	1,580	3,943
Non-core items, net of tax	1,451	2,758	799	4,209	5,992
Operating earnings	44,863	41,872	41,751	86,735	81,055
Dividends on preferred shares	2,000	2,000	2,000	4,000	4,000
Operating earnings available to common stockholders	$42,863	$39,872	$39,751	$82,735	$77,055
Diluted operating earnings per common share	$0.58	$0.54	$0.53	$1.12	$1.02
Weighted average common shares outstanding for diluted operating earnings per common share	74,180,374	73,966,935	75,296,029	74,073,655	75,230,455

•
Net interest income on a fully tax equivalent basis increased $3.3 million (+2.6%) to $129.8 million in the second quarter of 2016 compared to the prior quarter due to higher average loan balances and higher yields earned on loans.

•	Our net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in the Taylor Capital merger, increased two basis points to 3.57% compared to 3.55% last quarter.

•
Our core non-interest income increased 11.6% to $91.3 million compared to $81.7 million in the prior quarter primarily due to an increase in mortgage banking revenue. The increase in mortgage banking revenue was driven by higher origination fees as a result of higher origination volumes in the second quarter of 2016 and higher gains on sale margins. The increase in mortgage banking revenue was partially offset by lower lease financing revenue, which decreased due to lower fees from the sale of third-party equipment maintenance contracts.

•
Our core non-interest expense increased $12.2 million (+9.2%) compared to the prior quarter primarily due to an increase in salaries and employee benefits expense, which increased due to higher mortgage commission expense resulting from higher mortgage origination volumes, annual pay increases effective in the beginning of the second quarter and an increase in bonus expense based on company performance through June 2016.

Growth in Loan Balances During the Quarter

Loan balances, excluding purchased credit-impaired loans, increased $240.2 million (+2.4%, or +9.8% annualized) during the second quarter of 2016.

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) as of the dates indicated (dollars in thousands):

			Change from 3/31/2016 to 6/30/2016
(Dollars in thousands)	6/30/2016	3/31/2016	Amount	Percent
Commercial-related credits:
Commercial loans	$3,561,500	$3,509,604	$51,896	+1.5%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,794,465	1,774,104	20,361	+1.1
Commercial real estate	2,827,720	2,831,814	(4,094)	-0.1
Construction real estate	357,807	310,278	47,529	+15.3
Total commercial-related credits	8,541,492	8,425,800	115,692	+1.4
Other loans:
Residential real estate	753,707	677,791	75,916	+11.2
Indirect vehicle	491,480	432,915	58,565	+13.5
Home equity	198,622	207,079	(8,457)	-4.1
Consumer loans	75,775	77,318	(1,543)	-2.0
Total other loans	1,519,584	1,395,103	124,481	+8.9
Total loans, excluding purchased credit-impaired	10,061,076	9,820,903	240,173	+2.4
Purchased credit-impaired	136,811	140,445	(3,634)	-2.6
Total loans	$10,197,887	$9,961,348	$236,539	+2.4%

Growth in Non-Interest Bearing Deposit Balances During the Quarter

Non-interest bearing deposits increased $108.0 million (+2.3% or +9.3% annualized) during the second quarter of 2016, and represented 42% of total deposits at June 30, 2016. Total low cost deposits declined during the quarter due to the reduction in balances of certain large accounts, but continued to represent 84% of total deposits at June 30, 2016.

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

			Change from 3/31/2016 to 6/30/2016
(Dollars in thousands)	6/30/2016	3/31/2016	Amount	Percent
Low cost deposits:
Non-interest bearing deposits	$4,775,364	$4,667,410	$107,954	+2.3%
Money market and NOW	3,771,111	4,048,054	(276,943)	-6.8
Savings	1,021,845	991,300	30,545	+3.1
Total low cost deposits	9,568,320	9,706,764	(138,444)	-1.4
Certificates of deposit:
Certificates of deposit	1,220,562	1,255,457	(34,895)	-2.8
Brokered certificates of deposit	647,214	571,605	75,609	+13.2
Total certificates of deposit	1,867,776	1,827,062	40,714	+2.2
Total deposits	$11,436,096	$11,533,826	$(97,730)	-0.8%

Positive Credit Quality Metrics

Our credit quality metrics improved during the second quarter of 2016 as follows:

•
Provision for credit losses decreased to $2.8 million in the second quarter of 2016 compared to $7.6 million in the prior quarter primarily due to a decrease in non-performing loans and a reduction in specific reserves.

•	Non-performing loans and non-performing assets decreased by $20.0 million and $20.4 million, respectively, from March 31, 2016 primarily due to loans that paid off during the quarter.

•
Potential problem loans decreased by $10.4 million from March 31, 2016 primarily due to loans that paid off during the quarter and loans that were upgraded from potential problem loan status to pass status.

•
Our net loan charge-offs during the second quarter of 2016 were $2.2 million, or 0.09% of loans (annualized), compared to net loan charge-offs of $1.3 million, or 0.06% of loans (annualized), in the first quarter of 2016.

•
Our allowance for loan and lease losses to total loans ratio was 1.33% at June 30, 2016 compared to 1.35% at March 31, 2016. The decrease in the allowance for loan and lease losses to total loans ratio was primarily due to lower specific reserves.

American Chartered Bancorp, Inc. ("ACB") Pending Merger Update

The Office of the Comptroller of the Currency has approved the merger of American Chartered Bank, the bank subsidiary of American Chartered Bancorp, Inc., with MB Financial, Inc.’s bank subsidiary, MB Financial Bank, N.A.  The Board of Governors of the Federal Reserve System has also approved the merger of American Chartered Bancorp, Inc. with MB Financial, Inc.  The transaction, which remains subject to the satisfaction of other customary conditions to closing, is expected to be completed in the third quarter of 2016.

RESULTS OF OPERATIONS

Second Quarter Results

Net Interest Income

The following table presents net interest income and net interest margin on fully tax equivalent basis (dollars in thousands):

			Change from 1Q16 to 2Q16		Change from 2Q15 to 2Q16	Six Months Ended		Change from 2015 to 2016
						June 30,
	2Q16	1Q16		2Q15		2016	2015
Net interest income - fully tax equivalent	$129,810	$126,499	+2.6%	$121,149	+7.1%	$256,309	$240,622	+6.5%
Net interest income - fully tax equivalent, excluding acquisition accounting discount accretion on Taylor Capital loans	$122,108	$119,146	+2.5%	$113,197	+7.9%	$241,254	$224,094	+7.7%
Net interest margin - fully tax equivalent	3.81%	3.79%	+0.02%	3.84%	-0.03%	3.80%	3.89%	-0.09%
Net interest margin - fully tax equivalent, excluding acquisition accounting discount accretion on Taylor Capital loans	3.57%	3.55%	+0.02%	3.57%	0.00%	3.56%	3.59%	-0.03%

Net interest income on a fully tax equivalent basis increased in the second quarter of 2016 compared to the prior quarter due to higher average loan balances and higher yields earned on loans. Net interest income on a fully tax equivalent basis increased in the second quarter of 2016 compared to the second quarter of 2015 primarily due to an increase in average loans, partially offset by an increase in average borrowings and an increase in the average cost of deposits as a result of the increase in interest rates.

Our net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in the Taylor Capital merger, was stable at 3.57% in the second quarter of 2016 compared to 3.55% last quarter and 3.57% in the same quarter of last year.

Net interest income on a fully tax equivalent basis increased in the six months ended June 30, 2016 compared to the six months ended June 30, 2015 primarily due to an increase in average loans, partially offset by an increase in average borrowings and an increase in the cost of deposits as well as lower average yields earned on interest earning assets.

Our net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in the Taylor Capital merger, decreased slightly to 3.56% in the six months ended June 30, 2016 compared to 3.59% in the six months ended June 30, 2015.

See the supplemental net interest margin tables in the "Net Interest Margin" section for further detail. Reconciliations of net interest income and net interest margin to net interest income and net interest margin on a fully tax equivalent basis and to net interest income and net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on Taylor Capital loans are also set forth in the tables in the "Net Interest Margin" section.

Non-interest Income

The following table presents non-interest income (in thousands):

						Six Months Ended
						June 30,
	2Q16	1Q16	4Q15	3Q15	2Q15	2016	2015
Core non-interest income:
Key fee initiatives:
Lease financing revenues, net	$15,708	$19,046	$15,937	$20,000	$15,564	$34,754	$40,644
Mortgage banking revenue	39,615	27,482	26,542	30,692	35,648	67,097	60,192
Commercial deposit and treasury management fees	11,548	11,878	11,711	11,472	11,062	23,426	22,100
Trust and asset management fees	8,236	7,950	6,077	6,002	5,752	16,186	11,466
Card fees	4,045	3,525	3,651	3,335	4,409	7,570	8,336
Capital markets and international banking service fees	2,771	3,227	2,355	2,357	1,508	5,998	3,436
Total key fee initiatives	81,923	73,108	66,273	73,858	73,943	155,031	146,174
Consumer and other deposit service fees	3,161	3,025	3,440	3,499	3,260	6,186	6,343
Brokerage fees	1,315	1,158	1,252	1,281	1,543	2,473	3,221
Loan service fees	1,961	1,752	1,890	1,531	1,353	3,713	2,838
Increase in cash surrender value of life insurance	850	854	864	852	836	1,704	1,675
Other operating income	2,043	1,836	1,344	1,730	2,098	3,879	4,200
Total core non-interest income	91,253	81,733	75,063	82,751	83,033	172,986	164,451
Non-core non-interest income:
Net gain (loss) on investment securities	269	—	(3)	371	(84)	269	(544)
Net (loss) gain on sale of other assets	(2)	(48)	—	1	(7)	(50)	(3)
Increase (decrease) in market value of assets held in trust for deferred compensation (1)	480	8	565	(872)	7	488	313
Total non-core non-interest income	747	(40)	562	(500)	(84)	707	(234)
Total non-interest income	$92,000	$81,693	$75,625	$82,251	$82,949	$173,693	$164,217

(1)	Resides in other operating income in the consolidated statements of operations.

Core non-interest income for the second quarter of 2016 increased by $9.5 million, or 11.6%, to $91.3 million from the first quarter of 2016.

•	Mortgage banking revenue increased due to higher origination volumes as a result of the favorable interest rate environment and higher gains on sale margins.

•	Card fees increased primarily due to higher prepaid card revenue.

•	Lease financing revenues decreased due to a decrease in fees from the sale of third-party equipment maintenance contracts.

•	Capital markets and international banking services fees decreased due to lower swap fees partially offset by higher syndication and M&A advisory fees.

Core non-interest income for the six months ended June 30, 2016 increased by $8.5 million, or 5.2%, to $173.0 million from the six months ended June 30, 2015.

•	Mortgage banking revenue increased due to higher mortgage servicing fees partly offset by lower mortgage origination fees.

•
Trust and asset management fees increased due to the addition of new customers as well as the acquisitions of MSA Holdings, LLC ("MSA") and the Illinois court-appointed guardianship and special needs trust business.

•	Capital markets and international banking services fees increased due to higher swap, syndication and M&A advisory fees partly offset by lower commercial real estate advisory fees.

•	Commercial deposit and treasury management fees increased due to new customer activity.

•	Loan service fees increased due to higher unused line and letter of credit fees.

•	Lease financing revenues decreased due to lower residual gains and fees from the sale of third-party equipment maintenance contracts.

•
Card fees decreased due to the impact of becoming subject to the Durbin amendment of the Dodd-Frank Act starting on July 1, 2015, which was partly offset by an increase in prepaid card revenue and credit card fees. We estimate the quarterly impact of the Durbin amendment was a loss of $1.2 million of revenue.

Non-interest Expense

The following table presents non-interest expense (in thousands):

						Six Months Ended
						June 30,
	2Q16	1Q16	4Q15	3Q15	2Q15	2016	2015
Core non-interest expense: (1)
Salaries and employee benefits expense:
Salaries and commissions	$61,105	$58,282	$56,741	$59,358	$57,459	$119,387	$114,858
Bonus and stock-based compensation	13,971	9,532	11,436	11,316	11,264	23,503	21,356
Health and accident insurance	6,079	5,599	4,646	5,640	5,296	11,678	10,789
Other salaries and benefits (2)	13,045	12,089	11,533	12,446	12,119	25,134	23,582
Total salaries and employee benefits expense	94,200	85,502	84,356	88,760	86,138	179,702	170,585
Occupancy and equipment expense	13,407	13,260	12,935	12,456	12,081	26,667	24,844
Computer services and telecommunication expense	9,266	8,750	8,548	8,558	8,407	18,016	17,041
Advertising and marketing expense	2,923	2,855	2,549	2,578	2,497	5,778	4,943
Professional and legal expense	3,220	2,492	2,715	1,496	1,902	5,712	4,382
Other intangible amortization expense	1,618	1,626	1,546	1,542	1,509	3,244	3,027
Net (gain) loss recognized on other real estate owned (A)	(297)	(637)	(256)	520	662	(934)	1,550
Net loss (gain) recognized on other real estate owned related to FDIC transactions (A)	312	154	(549)	65	(88)	466	(361)
Other real estate expense, net (A)	243	137	76	(8)	150	380	431
Other operating expenses	19,813	18,366	18,932	18,782	18,238	38,179	36,514
Total core non-interest expense	144,705	132,505	130,852	134,749	131,496	277,210	262,956
Non-core non-interest expense: (1)
Merger related and repositioning expenses (B)	2,566	3,287	(4,186)	389	1,234	5,853	9,303
Branch exit and facilities impairment charges	155	—	—	—	—	155	—
Prepayment fees on interest bearing liabilities	—	—	—	—	—	—	85
Increase (decrease) in market value of assets held in trust for deferred compensation (C)	480	8	565	(872)	7	488	313
Total non-core non-interest expense	3,201	3,295	(3,621)	(483)	1,241	6,496	9,701
Total non-interest expense	$147,906	$135,800	$127,231	$134,266	$132,737	$283,706	$272,657

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of operations as follows:  A – Net loss (gain) recognized on other real estate owned and other expense, B – See merger related and repositioning expenses table below, and C – Salaries and employee benefits.

(2)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Core non-interest expense increased by $12.2 million, or 9.2%, from the first quarter of 2016 to $144.7 million for the second quarter of 2016.

•	Salaries and employee benefits expense was up due to the following:

◦
Bonus and stock-based compensation increased due to an increase in bonus expense based on company performance through June 2016. Bonus expense for the first quarter of 2016 included a reduction in expense related to 2015 bonus payments.

◦
Salaries and commissions expense increased due to higher mortgage commission expense resulting from higher mortgage origination volumes and annual pay increases effective in the beginning of the second quarter.

•	Other operating expenses increased due to higher filing and other loan expense.

•	Professional and legal expense increased due to an increase in litigation fees and organizational legal fees related to the setup of a Canadian entity as well as an increase in consulting expense.

•	Computer services and telecommunication expense increased due to higher processing fees and increased spending in infrastructure.

Core non-interest expense increased by $14.3 million, or 5.4%, from the six months ended June 30, 2015 to $277.2 million for the six months ended June 30, 2016.

•	Salaries and employee benefits expense was up due to the following:

◦	Salaries and commissions expense increased due to annual pay increases effective in the beginning of the second quarter as well as new hires.

◦	Bonus and stock-based compensation increased due to an increase in bonus expense based on company performance through June 2016.

◦	Other benefits expense increased due to increased temporary help in our IT and mortgage areas as well as higher 401(k) match and profit sharing contribution expense.

•
Occupancy and equipment expense increased due to higher depreciation expense and rental operating expenses as a result of the acquisition of MSA, new offices opened at our mortgage banking segment and an office relocation at our leasing segment.

•
Other operating expenses increased due to higher FDIC premiums (as a result of MB Financial Bank, N.A. (the "Bank") exceeding $10 billion in assets) and card expenses (higher rewards and product development expense).

•	Professional and legal expense increased due to an increase in litigation and consulting fees.

•	Computer services and telecommunication expense increased due to higher processing costs as a result of increased customer activity and investments in systems.

•	Advertising and marketing expense increased due to increased advertising.

The following table presents the detail of the merger related and repositioning expenses (in thousands):

						Six Months Ended
						June 30,
	2Q16	1Q16	4Q15	3Q15	2Q15	2016	2015
Merger related and repositioning expenses:
Salaries and employee benefits	$324	$81	$(212)	$3	$—	$405	$33
Occupancy and equipment expense	8	—	—	2	96	8	273
Computer services and telecommunication expense	511	305	(103)	9	130	816	400
Advertising and marketing expense	41	23	2	—	—	64	—
Professional and legal expense	101	97	1,454	305	511	198	701
Branch exit and facilities impairment charges	—	44	616	70	438	44	7,829
Contingent consideration expense - Celtic acquisition (1)	—	2,703	—	—	—	2,703	—
Other operating expenses	1,581	34	(5,943)	—	59	1,615	67
Total merger related and repositioning expenses	$2,566	$3,287	$(4,186)	$389	$1,234	$5,853	$9,303

(1)	Resides in other operating expenses in the consolidated statements of operations.

In the second quarter of 2016, merger related and repositioning expenses included a $1.5 million contract termination fee related to the anticipated ACB integration (reflected in other operating expenses). In the first quarter of 2016, merger related and repositioning expenses included an increase in our contingent consideration accrual for our acquisition of Celtic Leasing Corp. as a result of stronger lease residual performance than previously estimated. In the fourth quarter of 2015, merger related and repositioning expenses were impacted by the reversal of an accrual for a potential contingent loss we assumed in connection with the Taylor Capital merger (reflected in other operating expenses).

Operating Segments

The Company's operations consist of three reportable operating segments: Banking, Leasing and Mortgage Banking. Our Banking Segment generates revenues primarily from its lending, deposit gathering and fee business activities. Our Leasing Segment generates revenues through lease originations and related services offered through the Company's leasing subsidiaries: LaSalle Systems Leasing, Inc., Celtic Leasing Corp. and MB Equipment Finance, LLC. Our Mortgage Banking Segment originates residential mortgage loans for sale to investors through its retail and third party origination channels as well as residential mortgage loans held in our loan portfolio. The Mortgage Banking Segment also services residential mortgage loans owned by investors and the Company.

The following tables summarize financial information, adjusted for funds transfer pricing and internal allocations of certain expenses, for the reportable segments for the periods presented (in thousands):

	Banking	Leasing	Mortgage Banking	Non-core Items	Consolidated
Three months ended June 30, 2016
Net interest income	$112,152	$2,411	$8,039	$—	$122,602
Provision for credit losses	2,995	(356)	190	—	2,829
Net interest income after provision for credit losses	109,157	2,767	7,849	—	119,773
Non-interest income:
Lease financing revenues, net	789	14,919	—	—	15,708
Mortgage origination fees	—	—	31,417	—	31,417
Mortgage servicing fees	—	—	8,198	—	8,198
Other non-interest income	35,132	798	—	747	36,677
Total non-interest income	35,921	15,717	39,615	747	92,000
Non-interest expense:
Salaries and employee benefits expense:
Salaries and commissions	36,552	5,317	19,236	—	61,105
Bonus and stock-based compensation	11,676	1,028	1,267	—	13,971
Health and accident insurance	3,816	376	1,887	—	6,079
Other salaries and benefits (1)	8,170	886	3,989	804	13,849
Total salaries and employee benefits expense	60,214	7,607	26,379	804	95,004
Occupancy and equipment expense	10,561	947	1,899	8	13,415
Computer services and telecommunication expense	6,945	431	1,890	511	9,777
Professional and legal expense	2,385	414	421	101	3,321
Other operating expenses	16,587	1,716	6,309	1,777	26,389
Total non-interest expense	96,692	11,115	36,898	3,201	147,906
Income before income taxes	48,386	7,369	10,566	(2,454)	63,867
Income tax expense	14,353	2,879	4,226	(1,003)	20,455
Net income	$34,033	$4,490	$6,340	$(1,451)	$43,412

(1)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

	Banking	Leasing	Mortgage Banking	Non-core Items	Consolidated
Three months ended March 31, 2016
Net interest income	$109,608	$2,423	$7,273	$—	$119,304
Provision for credit losses	7,001	437	125	—	7,563
Net interest income after provision for credit losses	102,607	1,986	7,148	—	111,741
Non-interest income:
Lease financing revenues, net	679	18,367	—	—	19,046
Mortgage origination fees	—	—	16,894	—	16,894
Mortgage servicing fees	—	—	10,588	—	10,588
Other non-interest income	34,380	828	(3)	(40)	35,165
Total non-interest income	35,059	19,195	27,479	(40)	81,693
Non-interest expense:
Salaries and employee benefits expense:
Salaries and commissions	35,154	6,715	16,413	—	58,282
Bonus and stock-based compensation	7,245	925	1,362	—	9,532
Health and accident insurance	3,461	335	1,803	—	5,599
Other salaries and benefits (1)	7,542	1,108	3,439	89	12,178
Total salaries and employee benefits expense	53,402	9,083	23,017	89	85,591
Occupancy and equipment expense	10,430	895	1,935	—	13,260
Computer services and telecommunication expense	6,446	363	1,941	305	9,055
Professional and legal expense	1,486	409	597	97	2,589
Other operating expenses	15,570	1,447	5,484	2,804	25,305
Total non-interest expense	87,334	12,197	32,974	3,295	135,800
Income before income taxes	50,332	8,984	1,653	(3,335)	57,634
Income tax expense	14,927	3,509	661	(577)	18,520
Net income	$35,405	$5,475	$992	$(2,758)	$39,114

(1)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Net income from our Banking Segment for the second quarter of 2016 decreased compared to the prior quarter. This decrease in net income was primarily due to higher salaries and employee benefits expense due to higher bonus expense and annual pay increases partly offset by an increase in net interest income driven by loan growth and higher loan yields and a decrease in provision for credit losses expense.

Net income from our Leasing Segment for the second quarter of 2016 decreased compared to the prior quarter. This decrease in net income was primarily due to a decrease in lease financing revenues, as a result of a decrease in fees from the sale of third-party equipment maintenance contracts, partly offset by a decrease in commission expense and provision for credit losses expense.

Net income from our Mortgage Banking Segment for the second quarter of 2016 increased compared to the prior quarter. This increase in net income was due to an increase in mortgage origination fees and net interest income, which was partly offset by higher mortgage commission expense and other operating expenses. The increase in mortgage origination fees was driven by higher origination volumes in the second quarter of 2016, as a result of the favorable interest rate environment, and higher gains on sale margins.

The following tables summarize financial information, adjusted for funds transfer pricing and internal allocations of certain expenses, for the reportable segments for the periods presented (in thousands):

	Banking	Leasing	Mortgage Banking	Non-core Items	Consolidated
Six months ended June 30, 2016
Net interest income	$221,760	$4,834	$15,312	$—	$241,906
Provision for credit losses	9,996	81	315	—	10,392
Net interest income after provision for credit losses	211,764	4,753	14,997	—	231,514
Non-interest income:
Lease financing, net	1,468	33,286	—	—	34,754
Mortgage origination fees	—	—	48,311	—	48,311
Mortgage servicing fees	—	—	18,786	—	18,786
Other non-interest income	69,512	1,626	(3)	707	71,842
Total non-interest income	70,980	34,912	67,094	707	173,693
Non-interest expense:
Salaries and employee benefits expense:
Salaries and commissions	71,706	12,032	35,649	—	119,387
Bonus and stock-based compensation	18,921	1,953	2,629	—	23,503
Health and accident insurance	7,277	711	3,690	—	11,678
Other salaries and benefits (1)	15,712	1,994	7,428	893	26,027
Total salaries and employee benefits expense	113,616	16,690	49,396	893	180,595
Occupancy and equipment expense	20,991	1,842	3,834	8	26,675
Computer services and telecommunication expense	13,391	794	3,831	816	18,832
Professional and legal expense	3,871	823	1,018	198	5,910
Other operating expenses	32,157	3,163	11,793	4,581	51,694
Total non-interest expense	184,026	23,312	69,872	6,496	283,706
Income before income taxes	98,718	16,353	12,219	(5,789)	121,501
Income tax expense	29,280	6,388	4,887	(1,580)	38,975
Net income	$69,438	$9,965	$7,332	$(4,209)	$82,526

(1)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

	Banking	Leasing	Mortgage Banking	Non-core Items	Consolidated
Six months ended June 30, 2015
Net interest income	$208,478	$5,930	$13,460	$—	$227,868
Provision for credit losses	7,818	1,356	96	—	9,270
Net interest income after provision for credit losses	200,660	4,574	13,364	—	218,598
Non-interest income:
Lease financing, net	933	39,711	—	—	40,644
Mortgage origination fees	—	—	53,758	—	53,758
Mortgage servicing fees	—	—	6,434	—	6,434
Other non-interest income	61,926	1,685	4	(234)	63,381
Total non-interest income	62,859	41,396	60,196	(234)	164,217
Non-interest expense:
Salaries and employee benefits expense:
Salaries and commissions	67,647	13,615	33,596	—	114,858
Bonus and stock-based compensation	17,367	1,800	2,189	—	21,356
Health and accident insurance	7,043	644	3,102	—	10,789
Other salaries and benefits (1)	14,480	1,716	7,386	346	23,928
Total salaries and employee benefits expense	106,537	17,775	46,273	346	170,931
Occupancy and equipment expense	20,187	1,656	3,001	273	25,117
Computer services and telecommunication expense	12,604	569	3,868	400	17,441
Professional and legal expense	3,223	554	605	701	5,083
Other operating expenses	30,720	2,930	12,454	7,981	54,085
Total non-interest expense	173,271	23,484	66,201	9,701	272,657
Income before income taxes	90,248	22,486	7,359	(9,935)	110,158
Income tax expense	27,274	8,820	2,944	(3,943)	35,095
Net income	$62,974	$13,666	$4,415	$(5,992)	$75,063

(1)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Net income from our Banking Segment for the six months ended June 30, 2016 increased compared to the six months ended June 30, 2015. This increase in net income was primarily due to an increase in net interest income driven by loan growth and an increase in other non-interest income partly offset by higher salaries and employee benefits expense due to annual pay increases, new hires and bonus expense as well as an increase in provision for credit losses expense.

Net income from our Leasing Segment for the six months ended June 30, 2016 decreased compared to the six months ended June 30, 2015. This decrease in net income was primarily due to a decrease in lease financing revenues, as a result of a decrease in residual gains and fees from the sale of third-party equipment maintenance contracts, partly offset by a decrease in commission expense and provision for credit losses expense.

Net income from our Mortgage Banking Segment for the six months ended June 30, 2016 increased compared to the six months ended June 30, 2015. This increase in net income was due to an increase in mortgage servicing fees and net interest income, which was partly offset by lower mortgage origination fees and higher salaries expense due to annual pay increases and new hires.

The following table presents additional information regarding the Mortgage Banking Segment (dollars in thousands):

	2Q16	1Q16	4Q15	3Q15	2Q15
Origination volume:	$1,709,044	$1,328,804	$1,437,057	$1,880,960	$2,010,175
Refinance	42%	49%	42%	34%	43%
Purchase	58	51	58	66	57
Origination volume by channel:
Retail	23%	19%	18%	18%	18%
Third party	77	81	82	82	82
Mortgage servicing book (unpaid principal balance of loans serviced for others) at period end (1)	$17,739,626	$16,911,325	$16,218,613	$15,582,911	$23,588,345
Mortgage servicing rights, recorded at fair value, at period end	134,969	145,800	168,162	148,097	261,034
Notional value of rate lock commitments, at period end	981,000	823,000	622,906	800,162	992,025

(1) 3Q15 does not include the unpaid principal balance of serviced loans sold in July 2015 that continued to be sub-serviced through October 2015.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on period end balances as of the dates indicated (dollars in thousands):

	6/30/2016		3/31/2016		12/31/2015		9/30/2015		6/30/2015
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related credits:
Commercial loans	$3,561,500	35%	$3,509,604	36%	$3,616,286	37%	$3,440,632	37%	$3,354,889	37%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,794,465	18	1,774,104	18	1,779,072	18	1,693,540	18	1,690,866	18
Commercial real estate	2,827,720	28	2,831,814	28	2,695,676	27	2,580,009	27	2,539,991	28
Construction real estate	357,807	3	310,278	3	252,060	3	255,620	3	189,599	2
Total commercial-related credits	8,541,492	84	8,425,800	85	8,343,094	85	7,969,801	85	7,775,345	85
Other loans:
Residential real estate	753,707	7	677,791	7	628,169	6	607,171	6	533,118	6
Indirect vehicle	491,480	5	432,915	4	384,095	4	345,731	4	303,777	3
Home equity	198,622	2	207,079	2	216,573	2	223,173	2	230,478	3
Consumer loans	75,775	1	77,318	1	80,661	1	87,612	1	86,463	1
Total other loans	1,519,584	15	1,395,103	14	1,309,498	13	1,263,687	13	1,153,836	13
Total loans, excluding purchased credit-impaired loans	10,061,076	99	9,820,903	99	9,652,592	98	9,233,488	98	8,929,181	98
Purchased credit-impaired loans	136,811	1	140,445	1	141,406	2	155,693	2	164,775	2
Total loans	$10,197,887	100%	$9,961,348	100%	$9,793,998	100%	$9,389,181	100%	$9,093,956	100%
Change over prior quarter	+2.4%		+1.7%		+4.3%		+3.2%		+1.9%

Our loan balances, excluding purchased credit-impaired loans, increased $240.2 million (+2.4%, or +9.8% annualized) during the second quarter of 2016. Residential real estate loan balances have increased over the past year as a result of retaining adjustable rate mortgages originated by our Mortgage Banking Segment in our loan portfolio. Construction loans have increased over the past year due to draws on new and existing credit lines primarily in the areas of apartments, healthcare and office. Indirect vehicle loans have increased as a result of growth in boat, motorcycle and other recreational vehicle loans.

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on quarterly average balances for the periods indicated (dollars in thousands):

	2Q16		1Q16		4Q15		3Q15		2Q15
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related credits:
Commercial loans	$3,522,641	35%	$3,531,441	36%	$3,492,161	37%	$3,372,279	37%	$3,309,519	37%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,777,763	18	1,754,558	18	1,708,404	18	1,674,939	18	1,634,583	18
Commercial real estate	2,821,516	28	2,734,148	28	2,627,004	28	2,568,539	28	2,522,473	28
Construction real estate	351,079	3	276,797	3	274,188	2	210,506	2	191,935	2
Total commercial-related credits	8,472,999	84	8,296,944	85	8,101,757	85	7,826,263	85	7,658,510	85
Other loans:
Residential real estate	710,384	7	640,231	7	612,275	6	566,115	6	512,766	6
Indirect vehicle	462,053	5	404,473	4	365,744	4	325,323	4	286,107	3
Home equity	202,228	2	210,678	2	219,440	2	226,365	2	233,867	3
Consumer loans	78,108	1	80,569	1	83,869	1	85,044	1	76,189	1
Total other loans	1,452,773	15	1,335,951	14	1,281,328	13	1,202,847	13	1,108,929	13
Total loans, excluding purchased credit-impaired loans	9,925,772	99	9,632,895	99	9,383,085	98	9,029,110	98	8,767,439	98
Purchased credit-impaired loans	136,415	1	139,451	1	154,562	2	156,309	2	202,374	2
Total loans	$10,062,187	100%	$9,772,346	100%	$9,537,647	100%	$9,185,419	100%	$8,969,813	100%
Change over prior quarter	+3.0%		+2.5%		+3.8%		+2.4%		+0.9%

Our average loan balances, excluding purchased credit-impaired loans, increased $292.9 million (+3.0%, or +12.2% annualized) during the second quarter of 2016.

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale) as of the dates indicated (dollars in thousands):

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Non-performing loans:
Non-accrual loans (1)	$67,544	$93,602	$98,065	$92,302	$91,943
Loans 90 days or more past due, still accruing interest	7,190	1,112	6,596	4,275	6,112
Total non-performing loans	74,734	94,714	104,661	96,577	98,055
Other real estate owned	27,663	28,309	31,553	29,587	28,517
Repossessed assets	459	187	81	216	78
Total non-performing assets	$102,856	$123,210	$136,295	$126,380	$126,650
Potential problem loans (2)	$99,782	$110,193	$139,941	$122,966	$116,443
Purchased credit-impaired loans	$136,811	$140,445	$141,406	$155,693	$164,775
Total non-performing, potential problem and purchased credit-impaired loans	$311,327	$345,352	$386,008	$375,236	$379,273

Total allowance for loan and lease losses	$135,614	$134,493	$128,140	$124,626	$120,070
Accruing restructured loans (3)	26,715	27,269	26,991	20,120	16,875
Total non-performing loans to total loans	0.73%	0.95%	1.07%	1.03%	1.08%
Total non-performing assets to total assets	0.64	0.79	0.87	0.85	0.84
Allowance for loan and lease losses to non-performing loans	181.46	142.00	122.43	129.04	122.45

(1)
Includes $29.3 million, $24.0 million, $23.6 million, $21.4 million and $24.5 million of restructured loans on non-accrual status at June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)	Accruing restructured loans consist of loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category (excluding loans held for sale and purchased credit-impaired loans that were acquired as part of our FDIC-assisted transactions and the Taylor Capital merger) as of the dates indicated (in thousands):

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Commercial and lease	$29,509	$28,590	$37,076	$34,465	$31,053
Commercial real estate	7,163	27,786	29,073	25,437	32,358
Construction real estate	—	—	—	—	337
Consumer related	38,062	38,338	38,512	36,675	34,307
Total non-performing loans	$74,734	$94,714	$104,661	$96,577	$98,055

Non-performing commercial real estate loans decreased at June 30, 2016 compared to March 31, 2016 as a result of loans paid off during the quarter.

The following table represents a summary of other real estate owned (excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (in thousands):

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Balance at the beginning of quarter	$28,309	$31,553	$29,587	$28,517	$21,839
Transfers in at fair value less estimated costs to sell	1,367	1,270	5,964	2,402	8,595
Fair value adjustments	70	45	(721)	(565)	(920)
Net gains on sales of other real estate owned	227	592	977	45	258
Cash received upon disposition	(2,310)	(5,151)	(4,254)	(812)	(1,255)
Balance at the end of quarter	$27,663	$28,309	$31,553	$29,587	$28,517

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollars in thousands):

						Six Months Ended
						June 30,
	2Q16	1Q16	4Q15	3Q15	2Q15	2016	2015
Allowance for credit losses, balance at the beginning of period	$137,732	$131,508	$128,038	$124,130	$117,189	$131,508	$114,057
Provision for credit losses	2,829	7,563	6,758	5,358	4,296	10,392	9,270
Charge-offs:
Commercial loans	72	713	710	1,657	57	785	626
Commercial loans collateralized by assignment of lease payments (lease loans)	2,347	574	685	1,980	100	2,921	100
Commercial real estate	1,720	352	1,251	170	108	2,072	2,142
Construction real estate	144	—	23	5	3	144	6
Residential real estate	476	368	261	292	318	844	897
Home equity	619	238	407	358	276	857	720
Indirect vehicle	651	931	898	581	627	1,582	1,501
Consumer loans	395	412	550	467	500	807	924
Total charge-offs	6,424	3,588	4,785	5,510	1,989	10,012	6,916
Recoveries:
Commercial loans	952	380	235	456	816	1,332	1,058
Commercial loans collateralized by assignment of lease payments (lease loans)	467	50	12	11	340	517	1,089
Commercial real estate	1,843	594	385	2,402	2,561	2,437	3,936
Construction real estate	17	27	19	216	35	44	37
Residential real estate	82	24	98	337	8	106	80
Home equity	193	318	132	186	160	511	261
Indirect vehicle	501	463	499	334	545	964	1,020
Consumer loans	141	393	117	118	169	534	238
Total recoveries	4,196	2,249	1,497	4,060	4,634	6,445	7,719
Total net charge-offs (recoveries)	2,228	1,339	3,288	1,450	(2,645)	3,567	(803)
Allowance for credit losses	138,333	137,732	131,508	128,038	124,130	138,333	124,130
Allowance for unfunded credit commitments	(2,719)	(3,239)	(3,368)	(3,412)	(4,060)	(2,719)	(4,060)
Allowance for loan and lease losses	$135,614	$134,493	$128,140	$124,626	$120,070	$135,614	$120,070
Total loans, excluding loans held for sale	$10,197,887	$9,961,348	$9,793,998	$9,389,181	$9,093,956	$10,197,887	$9,093,956
Average loans, excluding loans held for sale	10,062,187	9,772,346	9,537,647	9,185,419	8,969,813	9,917,267	8,929,474
Ratio of allowance for loan and lease losses to total loans, excluding loans held for sale	1.33%	1.35%	1.31%	1.33%	1.32%	1.33%	1.32%
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.09	0.06	0.14	0.06	(0.12)	0.07	(0.02)

The following table presents the three elements of the Company's allowance for loan and lease losses as of the dates indicated (in thousands):

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Commercial related loans:
General reserve	$108,972	$98,001	$94,164	$93,903	$89,642
Specific reserve	12,205	20,995	16,173	13,683	11,303
Consumer related reserve	14,437	15,497	17,803	17,040	19,125
Total allowance for loan and lease losses	$135,614	$134,493	$128,140	$124,626	$120,070

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date without a carryover of the related allowance for loan and lease losses. These acquired loans are segregated into three types: pass rated loans with no discount attributable to credit quality, non-impaired loans with a discount attributable at least in part to credit quality and impaired loans with evidence of significant credit deterioration.

•
Pass rated loans (typically performing loans) are accounted for in accordance with ASC 310-20 "Nonrefundable Fees and Other Costs" as these loans do not have evidence of credit deterioration since origination.

•	Non-impaired loans (typically performing substandard loans) are accounted for in accordance with ASC 310-30 if they display at least some level of credit deterioration since origination.

•	Impaired loans (typically substandard loans on non-accrual status) are accounted for in accordance with ASC 310-30 as they display significant credit deterioration since origination.

For pass rated loans (non-purchased credit-impaired loans), the difference between the estimated fair value of the loans (computed on a loan by loan basis) and the principal outstanding is accreted over the remaining life of the loans.

In accordance with ASC 310-30, for both purchased non-impaired loans and purchased credit-impaired loans ("PCI loans"), the difference between contractually required payments at acquisition and the cash flows expected to be collected is referred to as the non-accretable difference. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized into interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

Changes in the purchase accounting discount for loans acquired in the Taylor Capital merger were as follows for the three months ended June 30, 2016 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$10,954	$13,479	$29,818	$54,251
Charge-offs	(9)	—	—	(9)
Accretion	—	(2,312)	(5,390)	(7,702)
Transfer	(1,510)	1,510	—	—
Balance at end of period	$9,435	$12,677	$24,428	$46,540

Changes in the purchase accounting discount for loans acquired in the Taylor Capital merger were as follows for the three months ended March 31, 2016 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$14,661	$12,298	$34,768	$61,727
Charge-offs	(123)	—	—	(123)
Accretion	—	(2,403)	(4,950)	(7,353)
Transfer	(3,584)	3,584	—	—
Balance at end of period	$10,954	$13,479	$29,818	$54,251

The $1.5 million and $3.6 million purchase accounting discount transfer from non-accretable discount on purchased credit-impaired loans to accretable discount for the three months ended June 30, 2016 and March 31, 2016, respectively, was due to better than expected cash flows on several pools of purchased credit-impaired loans.

INVESTMENT SECURITIES

The following table sets forth, by type, the fair value and amortized cost of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain, net of our investment securities available for sale as of the dates indicated (in thousands):

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$54,457	$64,762	$64,611	$65,461	$65,485
States and political subdivisions	400,948	398,024	396,367	399,274	395,912
Mortgage-backed securities	785,367	834,559	893,656	847,426	902,017
Corporate bonds	225,525	224,530	219,628	228,251	246,468
Equity securities	11,098	10,969	10,761	10,826	10,669
Total fair value	$1,477,395	$1,532,844	$1,585,023	$1,551,238	$1,620,551

Amortized cost
Government sponsored agencies and enterprises	$53,674	$63,600	$63,805	$64,008	$64,211
States and political subdivisions	369,816	371,006	373,285	379,015	380,221
Mortgage-backed securities	769,109	820,825	888,325	834,791	890,334
Corporate bonds	224,730	225,657	222,784	228,711	245,506
Equity securities	10,872	10,814	10,757	10,701	10,644
Total amortized cost	$1,428,201	$1,491,902	$1,558,956	$1,517,226	$1,590,916

Unrealized gain, net
Government sponsored agencies and enterprises	$783	$1,162	$806	$1,453	$1,274
States and political subdivisions	31,132	27,018	23,082	20,259	15,691
Mortgage-backed securities	16,258	13,734	5,331	12,635	11,683
Corporate bonds	795	(1,127)	(3,156)	(460)	962
Equity securities	226	155	4	125	25
Total unrealized gain, net	$49,194	$40,942	$26,067	$34,012	$29,635

Securities held to maturity, at amortized cost:
States and political subdivisions	$960,784	$986,340	$1,016,519	$1,002,963	$974,032
Mortgage-backed securities	190,631	205,570	214,291	221,889	229,595
Total amortized cost	$1,151,415	$1,191,910	$1,230,810	$1,224,852	$1,203,627

Our investment securities, excluding FHLB and FRB stock, decreased by $95.9 million to $2.6 billion at June 30, 2016 compared to $2.7 billion at March 31, 2016 primarily due to principal paydowns on our mortgage-backed securities that were not re-invested in the portfolio.

DEPOSIT MIX

The following table shows the composition of deposits based on period end balances as of the dates indicated (dollars in thousands):

	6/30/2016		3/31/2016		12/31/2015		9/30/2015		6/30/2015
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Non-interest bearing deposits	$4,775,364	42%	$4,667,410	40%	$4,627,184	40%	$4,434,067	39%	$4,378,005	40%
Money market, NOW and interest bearing deposits	3,771,111	33	4,048,054	35	4,144,633	36	4,129,414	37	3,842,264	35
Savings	1,021,845	9	991,300	9	974,555	8	953,746	8	970,875	9
Total low cost deposits	9,568,320	84	9,706,764	84	9,746,372	84	9,517,227	84	9,191,144	84
Certificates of deposit:
Certificates of deposit	1,220,562	11	1,255,457	11	1,244,292	11	1,279,842	12	1,261,843	12
Brokered certificates of deposit	647,214	5	571,605	5	514,551	5	457,509	4	408,827	4
Total certificates of deposit	1,867,776	16	1,827,062	16	1,758,843	16	1,737,351	16	1,670,670	16
Total deposits	$11,436,096	100%	$11,533,826	100%	$11,505,215	100%	$11,254,578	100%	$10,861,814	100%
Change over prior quarter	-0.8%		+0.2%		+2.2%		+3.6%		-1.4%

Non-interest bearing deposits grew by $108.0 million (+2.3%, or +9.3% annualized) during the second quarter of 2016 and comprised 42% of total deposits at quarter-end. Total low cost deposits decreased $138.4 million (-1.4%, or -5.7% annualized) to $9.6 billion at June 30, 2016 compared to March 31, 2016 but continued to represent 84% of total deposits at quarter-end. Money market, NOW and interest bearing deposits decreased due to the reduction in balances of certain large accounts.

The following table shows the composition of deposits based on quarterly average balances for the periods indicated (dollars in thousands):

	2Q16		1Q16		4Q15		3Q15		2Q15
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Non-interest bearing deposits	$4,806,692	42%	$4,606,008	40%	$4,617,076	40%	$4,428,065	39%	$4,273,931	39%
Money market, NOW and interest bearing deposits	3,836,134	33	4,109,150	36	4,214,099	37	4,119,625	36	3,940,201	36
Savings	1,006,902	9	984,019	9	959,049	8	965,060	9	972,327	9
Total low cost deposits	9,649,728	84	9,699,177	85	9,790,224	85	9,512,750	84	9,186,459	84
Certificates of deposit:
Certificates of deposit	1,237,198	11	1,237,971	11	1,245,947	11	1,304,516	12	1,302,031	12
Brokered certificates of deposit	598,702	5	534,910	4	492,839	4	427,649	4	412,517	4
Total certificates of deposit	1,835,900	16	1,772,881	15	1,738,786	15	1,732,165	16	1,714,548	16
Total deposits	$11,485,628	100%	$11,472,058	100%	$11,529,010	100%	$11,244,915	100%	$10,901,007	100%
Change over prior quarter	+0.1%		-0.5%		+2.5%		+3.2%		-0.8%

CAPITAL

Tangible book value per common share was $17.48 at June 30, 2016 compared to $17.04 at March 31, 2016 and $16.36 at June 30, 2015.

Our regulatory capital ratios remain strong. The Bank was categorized as “well capitalized” at June 30, 2016 under the Prompt Corrective Action (“PCA”) provisions. The Bank would be categorized as "well capitalized" under the fully phased in rules under the Basel III regulatory capital reform.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the pending MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (5) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (10) our ability to realize the residual values of its direct finance, leveraged and operating leases; (11) the ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

ADDITIONAL INFORMATION

In connection with the proposed merger between MB Financial and American Chartered, MB Financial filed a registration statement on Form S-4 with the SEC, which was declared effective by the SEC on February 4, 2016. The registration statement includes a proxy statement/prospectus, which was sent to the shareholders of American Chartered. Investors and shareholders of American Chartered are advised to read the proxy statement/prospectus, which was filed by MB Financial with the SEC on February 4, 2016, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain, or will contain, as the case may be, important information about MB Financial, American Chartered and the proposed transaction. Copies of all documents relating to the merger filed by MB Financial can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing MB Financial’s website at www.mbfinancial.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from MB Financial upon written request to MB Financial, Inc., Corporate Secretary, 6111 North River Road, Rosemont, Illinois 60018 or by calling (847) 653-1992.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(In thousands)

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
ASSETS
Cash and due from banks	$303,037	$271,732	$307,869	$234,220	$290,266
Interest earning deposits with banks	123,086	113,785	73,572	66,025	144,154
Total cash and cash equivalents	426,123	385,517	381,441	300,245	434,420
Federal funds sold	—	—	—	—	5
Investment securities:
Securities available for sale, at fair value	1,477,395	1,532,844	1,585,023	1,551,238	1,620,551
Securities held to maturity, at amortized cost	1,151,415	1,191,910	1,230,810	1,224,852	1,203,627
Non-marketable securities - FHLB and FRB Stock	130,232	121,750	114,233	91,400	111,400
Total investment securities	2,759,042	2,846,504	2,930,066	2,867,490	2,935,578
Loans held for sale	843,379	632,196	744,727	676,020	801,343
Loans:
Total loans, excluding purchased credit-impaired loans	10,061,076	9,820,903	9,652,592	9,233,488	8,929,181
Purchased credit-impaired loans	136,811	140,445	141,406	155,693	164,775
Total loans	10,197,887	9,961,348	9,793,998	9,389,181	9,093,956
Less: Allowance for loan and lease losses	135,614	134,493	128,140	124,626	120,070
Net loans	10,062,273	9,826,855	9,665,858	9,264,555	8,973,886
Lease investments, net	233,320	216,046	211,687	184,223	167,966
Premises and equipment, net	243,319	238,578	236,013	234,115	234,651
Cash surrender value of life insurance	138,657	137,807	136,953	136,089	135,237
Goodwill	725,039	725,068	725,070	711,521	711,521
Other intangibles	41,569	43,186	44,812	37,520	34,979
Mortgage servicing rights, at fair value	134,969	145,800	168,162	148,097	261,034
Other real estate owned, net	27,663	28,309	31,553	29,587	28,517
Other real estate owned related to FDIC transactions	8,356	10,397	10,717	13,825	13,867
Other assets	352,081	339,390	297,948	346,814	285,190
Total assets	$15,995,790	$15,575,653	$15,585,007	$14,950,101	$15,018,194
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$4,775,364	$4,667,410	$4,627,184	$4,434,067	$4,378,005
Interest bearing	6,660,732	6,866,416	6,878,031	6,820,511	6,483,809
Total deposits	11,436,096	11,533,826	11,505,215	11,254,578	10,861,814
Short-term borrowings	1,246,994	884,101	1,005,737	940,529	1,382,635
Long-term borrowings	518,545	439,615	400,274	95,175	89,639
Junior subordinated notes issued to capital trusts	185,925	185,820	186,164	186,068	185,971
Accrued expenses and other liabilities	451,695	409,406	400,333	410,523	420,396
Total liabilities	13,839,255	13,452,768	13,497,723	12,886,873	12,940,455
Stockholders' Equity
Preferred stock	115,280	115,280	115,280	115,280	115,280
Common stock	757	756	756	756	754
Additional paid-in capital	1,288,777	1,284,438	1,280,870	1,277,348	1,273,333
Retained earnings	783,468	756,272	731,812	702,789	677,246
Accumulated other comprehensive income	28,731	24,687	15,777	20,968	18,778
Treasury stock	(60,732)	(59,863)	(58,504)	(55,258)	(9,035)
Controlling interest stockholders' equity	2,156,281	2,121,570	2,085,991	2,061,883	2,076,356
Noncontrolling interest	254	1,315	1,293	1,345	1,383
Total stockholders' equity	2,156,535	2,122,885	2,087,284	2,063,228	2,077,739
Total liabilities and stockholders' equity	$15,995,790	$15,575,653	$15,585,007	$14,950,101	$15,018,194

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

						Six Months Ended
						June 30,
(Dollars in thousands, except per share data)	2Q16	1Q16	4Q15	3Q15	2Q15	2016	2015
Interest income:
Loans:
Taxable	$110,231	$104,923	$106,137	$100,573	$98,768	$215,154	$197,614
Nontaxable	2,741	2,586	2,602	2,283	2,259	5,327	4,433
Investment securities:
Taxable	7,799	9,566	9,708	9,655	10,002	17,365	19,936
Nontaxable	10,644	10,776	10,969	10,752	10,140	21,420	19,253
Federal funds sold	—	—	1	—	—	—	—
Other interest earning accounts	125	141	110	89	57	266	119
Total interest income	131,540	127,992	129,527	123,352	121,226	259,532	241,355
Interest expense:
Deposits	5,952	5,622	5,357	5,102	4,554	11,574	9,199
Short-term borrowings	910	721	385	395	355	1,631	632
Long-term borrowings and junior subordinated notes	2,076	2,345	2,016	1,886	1,844	4,421	3,656
Total interest expense	8,938	8,688	7,758	7,383	6,753	17,626	13,487
Net interest income	122,602	119,304	121,769	115,969	114,473	241,906	227,868
Provision for credit losses	2,829	7,563	6,758	5,358	4,296	10,392	9,270
Net interest income after provision for credit losses	119,773	111,741	115,011	110,611	110,177	231,514	218,598
Non-interest income:
Lease financing revenue, net	15,708	19,046	15,937	20,000	15,564	34,754	40,644
Mortgage banking revenue	39,615	27,482	26,542	30,692	35,648	67,097	60,192
Commercial deposit and treasury management fees	11,548	11,878	11,711	11,472	11,062	23,426	22,100
Trust and asset management fees	8,236	7,950	6,077	6,002	5,752	16,186	11,466
Card fees	4,045	3,525	3,651	3,335	4,409	7,570	8,336
Capital markets and international banking service fees	2,771	3,227	2,355	2,357	1,508	5,998	3,436
Consumer and other deposit service fees	3,161	3,025	3,440	3,499	3,260	6,186	6,343
Brokerage fees	1,315	1,158	1,252	1,281	1,543	2,473	3,221
Loan service fees	1,961	1,752	1,890	1,531	1,353	3,713	2,838
Increase in cash surrender value of life insurance	850	854	864	852	836	1,704	1,675
Net gain (loss) on investment securities	269	—	(3)	371	(84)	269	(544)
Net (loss) gain on sale of assets	(2)	(48)	—	1	(7)	(50)	(3)
Other operating income	2,523	1,844	1,909	858	2,105	4,367	4,513
Total non-interest income	92,000	81,693	75,625	82,251	82,949	173,693	164,217
Non-interest expense:
Salaries and employee benefits expense	95,004	85,591	84,709	87,891	86,145	180,595	170,931
Occupancy and equipment expense	13,415	13,260	12,935	12,458	12,177	26,675	25,117
Computer services and telecommunication expense	9,777	9,055	8,445	8,567	8,537	18,832	17,441
Advertising and marketing expense	2,964	2,878	2,551	2,578	2,497	5,842	4,943
Professional and legal expense	3,321	2,589	4,169	1,801	2,413	5,910	5,083
Other intangible amortization expense	1,618	1,626	1,546	1,542	1,509	3,244	3,027
Branch exit and facilities impairment charges	155	44	616	70	438	199	7,829
Net loss (gain) recognized on other real estate owned and other expense	258	(346)	(729)	577	724	(88)	1,620
Prepayment fees on interest bearing liabilities	—	—	—	—	—	—	85
Other operating expenses	21,394	21,103	12,989	18,782	18,297	42,497	36,581
Total non-interest expense	147,906	135,800	127,231	134,266	132,737	283,706	272,657
Income before income taxes	63,867	57,634	63,405	58,596	60,389	121,501	110,158
Income tax expense	20,455	18,520	19,798	18,318	19,437	38,975	35,095
Net income	43,412	39,114	43,607	40,278	40,952	82,526	75,063
Dividends on preferred shares	2,000	2,000	2,000	2,000	2,000	4,000	4,000
Net income available to common stockholders	$41,412	$37,114	$41,607	$38,278	$38,952	$78,526	$71,063

						Six Months Ended
						June 30,
	2Q16	1Q16	4Q15	3Q15	2Q15	2016	2015
Common share data:
Basic earnings per common share	$0.56	$0.51	$0.57	$0.52	$0.52	$1.07	$0.95
Diluted earnings per common share	0.56	0.50	0.56	0.51	0.52	1.06	0.94
Weighted average common shares outstanding for basic earnings per common share	73,475,258	73,330,731	73,296,602	74,297,281	74,596,925	73,402,995	74,582,097
Weighted average common shares outstanding for diluted earnings per common share	74,180,374	73,966,935	73,953,165	75,029,827	75,296,029	74,073,655	75,230,455
Common shares outstanding (at end of period)	73,740,348	73,639,487	73,678,329	73,776,196	75,073,292	73,740,348	75,073,292

Selected Financial Data:
						Six Months Ended
						June 30,
	2Q16	1Q16	4Q15	3Q15	2Q15	2016	2015
Performance Ratios:
Annualized return on average assets	1.11%	1.02%	1.13%	1.06%	1.12%	1.06%	1.04%
Annualized operating return on average assets (1)	1.15	1.09	1.06	1.06	1.14	1.12	1.13
Annualized return on average common equity	8.27	7.52	8.48	7.75	8.02	7.90	7.41
Annualized operating return on average common equity (1)	8.56	8.08	7.86	7.75	8.19	8.32	8.03
Annualized cash return on average tangible common equity (2)	13.53	12.47	13.97	12.74	13.21	13.01	12.28
Annualized cash operating return on average tangible common equity (3)	13.99	13.37	12.97	12.74	13.47	13.69	13.28
Net interest rate spread	3.64	3.63	3.72	3.60	3.72	3.64	3.75
Cost of funds (4)	0.27	0.27	0.24	0.23	0.22	0.27	0.22
Efficiency ratio (5)	65.32	63.49	63.95	65.35	64.26	64.44	64.77
Annualized net non-interest expense to average assets (6)	1.35	1.31	1.44	1.36	1.32	1.33	1.36
Core non-interest income to revenues (7)	41.40	39.38	36.91	40.35	40.80	40.42	40.73
Net interest margin	3.60	3.57	3.64	3.52	3.63	3.59	3.68
Tax equivalent effect	0.21	0.22	0.22	0.21	0.21	0.21	0.21
Net interest margin - fully tax equivalent basis (8)	3.81	3.79	3.86	3.73	3.84	3.80	3.89
Loans to deposits	89.17	86.37	85.13	83.43	83.72	89.17	83.72
Asset Quality Ratios:
Non-performing loans (9) to total loans	0.73%	0.95%	1.07%	1.03%	1.08%	0.73%	1.08%
Non-performing assets (9) to total assets	0.64	0.79	0.87	0.85	0.84	0.64	0.84
Allowance for loan and lease losses to non-performing loans (9)	181.46	142.00	122.43	129.04	122.45	181.46	122.45
Allowance for loan and lease losses to total loans	1.33	1.35	1.31	1.33	1.32	1.33	1.32
Net loan charge-offs (recoveries) to average loans (annualized)	0.09	0.06	0.14	0.06	(0.12)	0.07	(0.02)
Capital Ratios:
Tangible equity to tangible assets (10)	9.21%	9.24%	8.99%	9.34%	9.41%	9.21%	9.41%
Tangible common equity to tangible assets (11)	8.46	8.46	8.21	8.53	8.60	8.46	8.60
Tangible common equity to risk weighted assets (12)	9.75	9.54	9.34	9.69	10.02	9.75	10.02
Total capital (to risk-weighted assets) (13)	12.81	12.65	12.54	12.94	13.07	12.81	13.07%
Tier 1 capital (to risk-weighted assets) (13)	11.77	11.60	11.54	11.92	12.06	11.77	12.06
Common equity tier 1 capital (to risk-weighted assets) (13)	9.52	9.33	9.27	9.56	9.66	9.52	9.66
Tier 1 capital (to average assets) (13)	10.41	10.38	10.40	10.43	10.69	10.41	10.69
Per Share Data:
Book value per common share (14)	$27.68	$27.26	$26.77	$26.40	$26.14	$27.68	$26.14
Less: goodwill and other intangible assets, net of benefit, per common share	10.20	10.22	10.24	9.97	9.78	10.20	9.78
Tangible book value per common share (15)	$17.48	$17.04	$16.53	$16.43	$16.36	$17.48	$16.36
Cash dividends per common share	$0.19	$0.17	$0.17	$0.17	$0.17	$0.36	$0.31

(1)
Annualized operating return on average assets is computed by dividing annualized operating earnings by average total assets. Annualized operating return on average common equity is computed by dividing annualized operating earnings by average common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(2)
Annualized cash return on average tangible equity is computed by dividing net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible common equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return on average tangible common equity is computed by dividing annualized cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(4)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(5)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(7)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(8)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(9)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(10)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(11)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by risk-weighted assets. Current quarter risk-weighted assets are estimated.

(13)	Current quarter ratios are estimated.

(14)	Equals total ending common stockholders’ equity divided by common shares outstanding.

(15)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings, core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on Taylor Capital loans, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, and prepayment fees on interest bearing liabilities, branch exit and facilities impairment charges, merger related and repositioning expenses, and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to tangible assets and tangible common equity to risk-weighted assets; tangible book value per common share; annualized operating return on average assets, annualized operating return on average common equity, annualized cash return on average tangible common equity and annualized cash operating return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, core and non-core non-interest income and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding prepayment fees on interest bearing liabilities, branch exit and facilities impairment charges, merger related and repositioning expenses and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliations of net interest margin on a fully tax equivalent basis to net interest margin and net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on Taylor Capital loans to net interest margin are contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Results of Operations—Second Quarter Results.”

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Stockholders' equity - as reported	$2,156,535	$2,122,885	$2,087,284	$2,063,228	$2,077,739
Less: goodwill	725,039	725,068	725,070	711,521	711,521
Less: other intangible assets, net of tax benefit	27,020	28,071	29,128	24,388	22,736
Tangible equity	$1,404,476	$1,369,746	$1,333,086	$1,327,319	$1,343,482

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Total assets - as reported	$15,995,790	$15,575,653	$15,585,007	$14,950,101	$15,018,194
Less: goodwill	725,039	725,068	725,070	711,521	711,521
Less: other intangible assets, net of tax benefit	27,020	28,071	29,128	24,388	22,736
Tangible assets	$15,243,731	$14,822,514	$14,830,809	$14,214,192	$14,283,937

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Common stockholders' equity - as reported	$2,041,255	$2,007,605	$1,972,004	$1,947,948	$1,962,459
Less: goodwill	725,039	725,068	725,070	711,521	711,521
Less: other intangible assets, net of tax benefit	27,020	28,071	29,128	24,388	22,736
Tangible common equity	$1,289,196	$1,254,466	$1,217,806	$1,212,039	$1,228,202

The following table presents a reconciliation of average tangible equity to average common stockholders’ equity (in thousands):

						Six Months Ended
						June 30,
	2Q16	1Q16	4Q15	3Q15	2Q15	2016	2015
Average common stockholders' equity - as reported	$2,014,822	$1,984,379	$1,945,772	$1,958,947	$1,947,231	$1,999,601	$1,934,760
Less: average goodwill	725,011	725,070	711,669	711,521	711,521	725,041	711,521
Less: average other intangible assets, net of tax benefit	27,437	28,511	23,826	23,900	23,092	27,974	23,622
Average tangible common equity	$1,262,374	$1,230,798	$1,210,277	$1,223,526	$1,212,618	$1,246,586	$1,199,617

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

						Six Months Ended
						June 30,
	2Q16	1Q16	4Q15	3Q15	2Q15	2016	2015
Net income available to common stockholders - as reported	$41,412	$37,114	$41,607	$38,278	$38,952	$78,526	$71,063
Add: other intangible amortization expense, net of tax benefit	1,052	1,057	1,005	1,002	981	2,109	1,968
Net cash flow available to common stockholders	$42,464	$38,171	$42,612	$39,280	$39,933	$80,635	$73,031

The following table presents a reconciliation of net income to operating earnings (in thousands):

						Six Months Ended
						June 30,
	2Q16	1Q16	4Q15	3Q15	2Q15	2016	2015
Net income - as reported	$43,412	$39,114	$43,607	$40,278	$40,952	$82,526	$75,063
Less non-core items:
Net gain (loss) on investment securities	269	—	(3)	371	(84)	269	(544)
Net (loss) gain on sale of other assets	(2)	(48)	—	1	(7)	(50)	(3)
Increase (decrease) in market value of assets held in trust for deferred compensation - other operating income	480	8	565	(872)	7	488	313
Merger related and repositioning expenses	(2,566)	(3,287)	4,186	(389)	(1,234)	(5,853)	(9,303)
Branch exit and facilities impairment charges	(155)	—	—	—	—	(155)	—
Prepayment fees on interest bearing liabilities	—	—	—	—	—	—	(85)
Increase (decrease) in market value of assets held in trust for deferred compensation - other operating expense	(480)	(8)	(565)	872	(7)	(488)	(313)
Total non-core items	(2,454)	(3,335)	4,183	(17)	(1,325)	(5,789)	(9,935)
Income tax expense on non-core items	(1,003)	(577)	1,140	(6)	(526)	(1,580)	(3,943)
Non-core items, net of tax	(1,451)	(2,758)	3,043	(11)	(799)	(4,209)	(5,992)
Operating earnings	44,863	41,872	40,564	40,289	41,751	86,735	81,055
Dividends on preferred shares	2,000	2,000	2,000	2,000	2,000	4,000	4,000
Operating earnings available to common stockholders	$42,863	$39,872	$38,564	$38,289	$39,751	$82,735	$77,055
Diluted operating earnings per common share	$0.58	$0.54	$0.52	$0.51	$0.53	$1.12	$1.02
Weighted average common shares outstanding for diluted operating earnings per common share	74,180,374	73,966,935	73,953,165	75,029,827	75,296,029	74,073,655	75,230,455

Efficiency Ratio Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q16	1Q16	4Q15	3Q15	2Q15	2016	2015
Non-interest expense	$147,906	$135,800	$127,231	$134,266	$132,737	$283,706	$272,657
Less merger related and repositioning expenses	2,566	3,287	(4,186)	389	1,234	5,853	9,303
Less prepayment fees on interest bearing liabilities	—	—	—	—	—	—	85
Less branch exit and facilities impairment charges	155	—	—	—	—	155	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	480	8	565	(872)	7	488	313
Non-interest expense - as adjusted	$144,705	$132,505	$130,852	$134,749	$131,496	$277,210	$262,956

Net interest income	$122,602	$119,304	$121,769	$115,969	$114,473	$241,906	$227,868
Tax equivalent adjustment	7,208	7,195	7,307	7,019	6,676	14,403	12,754
Net interest income on a fully tax equivalent basis	129,810	126,499	129,076	122,988	121,149	256,309	240,622
Plus non-interest income	92,000	81,693	75,625	82,251	82,949	173,693	164,217
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	458	460	465	459	450	918	902
Less net gain (loss) on investment securities	269	—	(3)	371	(84)	269	(544)
Less net (loss) gain on sale of other assets	(2)	(48)	—	1	(7)	(50)	(3)
Less increase (decrease) in market value of assets held in trust for deferred compensation	480	8	565	(872)	7	488	313
Net interest income plus non-interest income - as adjusted	$221,521	$208,692	$204,604	$206,198	$204,632	$430,213	$405,975
Efficiency ratio	65.32%	63.49%	63.95%	65.35%	64.26%	64.44%	64.77%
Efficiency ratio (without adjustments)	68.92%	67.56%	64.46%	67.74%	67.24%	68.26%	69.54%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q16	1Q16	4Q15	3Q15	2Q15	2016	2015
Non-interest expense	$147,906	$135,800	$127,231	$134,266	$132,737	$283,706	$272,657
Less merger related and repositioning expenses	2,566	3,287	(4,186)	389	1,234	5,853	9,303
Less prepayment fees on interest bearing liabilities	—	—	—	—	—	—	85
Less branch exit and facilities impairment charges	155	—	—	—	—	155	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	480	8	565	(872)	7	488	313
Non-interest expense - as adjusted	144,705	132,505	130,852	134,749	131,496	277,210	262,956

Non-interest income	92,000	81,693	75,625	82,251	82,949	173,693	164,217
Less net gain (loss) on investment securities	269	—	(3)	371	(84)	269	(544)
Less net (loss) gain on sale of other assets	(2)	(48)	—	1	(7)	(50)	(3)
Less increase (decrease) in market value of assets held in trust for deferred compensation	480	8	565	(872)	7	488	313
Non-interest income - as adjusted	91,253	81,733	75,063	82,751	83,033	172,986	164,451
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	458	460	465	459	450	918	902
Net non-interest expense	$52,994	$50,312	$55,324	$51,539	$48,013	$103,306	$97,603
Average assets	$15,740,658	$15,487,565	$15,244,633	$15,059,429	$14,631,999	$15,614,111	$14,498,364
Annualized net non-interest expense to average assets	1.35%	1.31%	1.44%	1.36%	1.32%	1.33%	1.36%
Annualized net non-interest expense to average assets (without adjustments)	1.43%	1.41%	1.34%	1.37%	1.36%	1.42%	1.51%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q16	1Q16	4Q15	3Q15	2Q15	2016	2015
Non-interest income	$92,000	$81,693	$75,625	$82,251	$82,949	$173,693	$164,217
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	458	460	465	459	450	918	902
Less net gain (loss) on investment securities	269	—	(3)	371	(84)	269	(544)
Less net (loss) gain on sale of other assets	(2)	(48)	—	1	(7)	(50)	(3)
Less increase (decrease) in market value of assets held in trust for deferred compensation	480	8	565	(872)	7	488	313
Non-interest income - as adjusted	$91,711	$82,193	$75,528	$83,210	$83,483	$173,904	$165,353

Net interest income	$122,602	$119,304	$121,769	$115,969	$114,473	$241,906	$227,868
Tax equivalent adjustment	7,208	7,195	7,307	7,019	6,676	14,403	12,754
Net interest income on a fully tax equivalent basis	129,810	126,499	129,076	122,988	121,149	256,309	240,622
Plus non-interest income	92,000	81,693	75,625	82,251	82,949	173,693	164,217
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	458	460	465	459	450	918	902
Less net gain (loss) on investment securities	269	—	(3)	371	(84)	269	(544)
Less net (loss) gain on sale of other assets	(2)	(48)	—	1	(7)	(50)	(3)
Less increase (decrease) in market value of assets held in trust for deferred compensation	480	8	565	(872)	7	488	313
Total revenue - as adjusted and on a fully tax equivalent basis	$221,521	$208,692	$204,604	$206,198	$204,632	$430,213	$405,975

Total revenue - unadjusted	$214,602	$200,997	$197,394	$198,220	$197,422	$415,599	$392,085

Core non-interest income to revenues ratio	41.40%	39.38%	36.91%	40.35%	40.80%	40.42%	40.73%
Non-interest income to revenues ratio (without adjustments)	42.87%	40.64%	38.31%	41.49%	42.02%	41.79%	41.88%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	2Q16			2Q15			1Q16
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$727,631	$6,311	3.47%	$781,020	$6,839	3.50%	$661,021	$5,966	3.61%
Loans (1) (2) (3):
Commercial-related credits
Commercial	3,522,641	39,002	4.38	3,309,519	34,884	4.17	3,531,441	37,357	4.18
Commercial loans collateralized by assignment of lease payments	1,777,763	16,647	3.75	1,634,583	15,235	3.73	1,754,558	16,577	3.78
Real estate commercial	2,821,516	29,948	4.20	2,522,473	27,145	4.26	2,734,148	28,039	4.06
Real estate construction	351,079	3,436	3.87	191,935	2,388	4.92	276,797	2,902	4.15
Total commercial-related credits	8,472,999	89,033	4.16	7,658,510	79,652	4.11	8,296,944	84,875	4.05
Other loans
Real estate residential	710,384	6,064	3.41	512,766	4,785	3.73	640,231	5,695	3.56
Home equity	202,228	1,969	3.92	233,867	2,301	3.95	210,678	2,033	3.88
Indirect	462,053	5,333	4.64	286,107	3,769	5.28	404,473	4,758	4.73
Consumer loans	78,108	767	3.95	76,189	780	4.11	80,569	794	3.97
Total other loans	1,452,773	14,133	3.91	1,108,929	11,635	4.21	1,335,951	13,280	4.00
Total loans, excluding purchased credit-impaired loans	9,925,772	103,166	4.18	8,767,439	91,287	4.18	9,632,895	98,155	4.10
Purchased credit-impaired loans	136,415	4,972	14.66	202,374	4,117	8.16	139,451	4,780	13.75
Total loans	10,062,187	108,138	4.32	8,969,813	95,404	4.27	9,772,346	102,935	4.24
Taxable investment securities	1,466,915	7,799	2.13	1,545,284	10,002	2.59	1,524,583	9,566	2.51
Investment securities exempt from federal income taxes (3)	1,339,465	16,375	4.89	1,261,567	15,600	4.95	1,362,468	16,579	4.87
Federal funds sold	35	0	1.00	126	0	1.00	42	0	1.00
Other interest earning deposits	100,200	125	0.50	85,935	57	0.27	113,748	141	0.50
Total interest earning assets	$13,696,433	$138,748	4.07%	$12,643,745	$127,902	4.06%	$13,434,208	$135,187	4.05%
Non-interest earning assets	2,044,225			1,988,254			2,053,357
Total assets	$15,740,658			$14,631,999			$15,487,565
Interest Bearing Liabilities:
Core funding:
Money market, NOW and interest bearing deposits	$3,836,134	$2,049	0.21%	$3,940,201	$1,634	0.17%	$4,109,150	$2,086	0.20%
Savings deposits	1,006,902	174	0.07	972,327	135	0.06	984,019	159	0.06
Certificates of deposit	1,237,198	1,474	0.48	1,302,031	1,259	0.39	1,237,971	1,413	0.46
Customer repurchase agreements	162,038	85	0.21	241,942	104	0.17	190,114	94	0.20
Total core funding	6,242,272	3,782	0.24	6,456,501	3,132	0.19	6,521,254	3,752	0.23
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	598,702	2,255	1.51	412,517	1,526	1.48	534,910	1,964	1.48
Other borrowings	1,573,083	2,901	0.73	1,078,297	2,095	0.77	1,327,274	2,972	0.89
Total wholesale funding	2,171,785	5,156	0.95	1,490,814	3,621	0.96	1,862,184	4,936	1.07
Total interest bearing liabilities	$8,414,057	$8,938	0.43%	$7,947,315	$6,753	0.34%	$8,383,438	$8,688	0.42%
Non-interest bearing deposits	4,806,692			4,273,931			4,606,008
Other non-interest bearing liabilities	389,807			348,242			398,460
Stockholders' equity	2,130,102			2,062,511			2,099,659
Total liabilities and stockholders' equity	$15,740,658			$14,631,999			$15,487,565
Net interest income/interest rate spread (4)		$129,810	3.64%		$121,149	3.72%		$126,499	3.63%
Taxable equivalent adjustment		7,208			6,676			7,195
Net interest income, as reported		$122,602			$114,473			$119,304
Net interest margin (5)			3.60%			3.63%			3.57%
Tax equivalent effect			0.21%			0.21%			0.22%
Net interest margin on a fully tax equivalent basis (5)			3.81%			3.84%			3.79%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

	Six Months Ended June 30,
	2016			2015
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$694,326	$12,277	3.54%	$719,934	$12,624	3.51%
Loans (1) (2) (3):
Commercial-related credits
Commercial	3,527,041	76,359	4.28	3,250,466	67,507	4.13
Commercial loans collateralized by assignment of lease payments	1,766,161	33,224	3.76	1,641,135	30,673	3.74
Real estate commercial	2,777,832	57,987	4.13	2,530,688	54,693	4.30
Real estate construction	313,938	6,338	3.99	191,598	6,469	6.72
Total commercial-related credits	8,384,972	173,908	4.10	7,613,887	159,342	4.16
Other loans
Real estate residential	675,307	11,759	3.48	503,120	9,813	3.90
Home equity	206,453	4,002	3.90	240,167	4,769	4.00
Indirect	433,263	10,091	4.68	276,738	7,254	5.29
Consumer loans	79,339	1,561	3.96	74,292	1,577	4.28
Total other loans	1,394,362	27,413	3.95	1,094,317	23,413	4.31
Total loans, excluding purchased credit-impaired loans	9,779,334	201,321	4.14	8,708,204	182,755	4.23
Purchased credit-impaired loans	137,933	9,752	14.22	221,270	9,054	8.25
Total loans	9,917,267	211,073	4.28	8,929,474	191,809	4.33
Taxable investment securities	1,495,749	17,365	2.32	1,550,876	19,936	2.57
Investment securities exempt from federal income taxes (3)	1,350,967	32,954	4.88	1,194,224	29,621	4.96
Federal funds sold	39	0	1.00	71	0	1.00
Other interest earning deposits	106,974	266	0.50	94,095	119	0.26
Total interest earning assets	$13,565,322	$273,935	4.06%	$12,488,674	$254,109	4.10%
Non-interest earning assets	2,048,789			2,009,690
Total assets	$15,614,111			$14,498,364
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$3,972,642	$4,135	0.21%	$3,938,962	$3,229	0.17%
Savings accounts	995,460	333	0.07	962,391	255	0.05
Certificates of deposit	1,237,584	2,887	0.47	1,360,849	2,711	0.40
Customer repurchase agreements	176,076	179	0.20	243,897	223	0.18
Total core funding	6,381,762	7,534	0.24	6,506,099	6,418	0.20
Wholesale funding:
Brokered accounts (includes fee expense)	566,806	4,219	1.50	444,205	3,004	1.36
Other borrowings	1,450,178	5,873	0.80	905,950	4,065	0.89
Total wholesale funding	2,016,984	10,092	1.01	1,350,155	7,069	1.03
Total interest bearing liabilities	$8,398,746	$17,626	0.42%	$7,856,254	$13,487	0.35%
Non-interest bearing deposits	4,706,351			4,237,144
Other non-interest bearing liabilities	394,133			354,926
Stockholders' equity	2,114,881			2,050,040
Total liabilities and stockholders' equity	$15,614,111			$14,498,364
Net interest income/interest rate spread (4)		$256,309	3.64%		$240,622	3.75%
Taxable equivalent adjustment		14,403			12,754
Net interest income, as reported		$241,906			$227,868
Net interest margin (5)			3.59%			3.68%
Tax equivalent effect			0.21%			0.21%
Net interest margin on a fully tax equivalent basis (5)			3.80%			3.89%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The table below reflects the impact the acquisition accounting loan discount accretion on Taylor Capital loans had on the loan yield and net interest margin on a fully tax equivalent basis for the three months ended June 30, 2016, June 30, 2015 and March 31, 2016 (dollars in thousands):

	2Q16			2Q15			1Q16
	Average Balance	Interest	Yield	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on Taylor Capital loans:
Total loans, as reported	$10,062,187	$108,138	4.32%	$8,969,813	$95,404	4.27%	$9,772,346	$102,935	4.24%
Less acquisition accounting discount accretion on non-PCI loans	(27,123)	5,390		(50,333)	6,992		(32,293)	4,950
Less acquisition accounting discount accretion on PCI loans	(23,272)	2,312		(34,514)	960		(25,696)	2,403
Total loans, excluding acquisition accounting discount accretion on Taylor Capital loans	$10,112,582	$100,436	3.99%	$9,054,660	$87,452	3.87%	$9,830,335	$95,582	3.91%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on Taylor Capital loans:
Total interest earning assets, as reported	$13,696,433	$129,810	3.81%	$12,643,745	$121,149	3.84%	$13,434,208	$126,499	3.79%
Less acquisition accounting discount accretion on non-PCI loans	(27,123)	5,390		(50,333)	6,992		(32,293)	4,950
Less acquisition accounting discount accretion on PCI loans	(23,272)	2,312		(34,514)	960		(25,696)	2,403
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on Taylor Capital loans	$13,746,828	$122,108	3.57%	$12,728,592	$113,197	3.57%	$13,492,197	$119,146	3.55%

	Six Months Ended June 30,
	2016			2015
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on Taylor Capital loans:
Total loans, as reported	$9,917,267	$211,073	4.28%	$8,929,474	$191,809	4.33%
Less acquisition accounting discount accretion on non-PCI loans	(29,598)	10,340		(54,047)	14,940
Less acquisition accounting discount accretion on PCI loans	(24,535)	4,715		(34,802)	1,588
Total loans, excluding acquisition accounting discount accretion on Taylor Capital loans	$9,971,400	$196,018	3.95%	$9,018,323	$175,281	3.92%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on Taylor Capital loans:
Total interest earning assets, as reported	$13,565,322	$256,309	3.80%	$12,488,674	$240,622	3.89%
Less acquisition accounting discount accretion on non-PCI loans	(29,598)	10,340		(54,047)	14,940
Less acquisition accounting discount accretion on PCI loans	(24,535)	4,715		(34,802)	1,588
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on Taylor Capital loans	$13,619,455	$241,254	3.56%	$12,577,523	$224,094	3.59%